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                                                                    EXHIBIT 5.1


                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                              NEW YORK, NY  10017


TEL:  (212) 455-2000
FAX:  (212) 455-2502



                                      March 19, 1996



Associates First Capital Corporation
250 E. Carpenter Freeway
Irving, Texas 75062-2729

Dear Sirs:

              We have acted as special counsel to Associates First Capital Corporation, a Delaware corporation (the "Company"), in connection with the proposed sale of shares of Class A Common Stock, par value $.01 per share, of the Company (the "Shares"), as described in the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"). The Shares are to be purchased by certain underwriters and offered for sale to the public (the "Offering") pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement"), the form of which will be filed as an exhibit to the Registration Statement.

              We have examined, and have relied upon as to matters of fact, such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

              Based upon the foregoing, we are of the opinion that the Shares to be sold by the Company (including Shares, if any, registered in a registration statement relating to the Offering filed by the Company pursuant to Rule 462(b) under the Securities Act), upon the approval and effectiveness in accordance with the Delaware General Corporation Law of an amendment to the Company's Certificate of Incorporation

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Associates First Capital Corporation    -2-                       March 19,1996

providing for a sufficient number of authorized but unissued Shares, will be duly authorized by the Company and, upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "LEGAL MATTERS" in the Registration Statement. We hereby also consent to the incorporation by reference of this opinion and consent in a registration statement, if any, relating to the Offering filed by the Company pursuant to Rule 462(b) under the Securities Act.

                                        Very truly yours,

                                        /s/ SIMPSON THACHER & BARTLETT

                                        SIMPSON THACHER & BARTLETT